UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2013

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

  Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 Transfer of Listing to the NASDAQ Capital Market

On October 29, 2013, Biostar Pharmaceuticals, Inc. (the "Company") received notification from the Nasdaq Listing Qualifications of the Nasdaq Stock Market ("Nasdaq") that the Company’s transfer application to list its common stock on The Nasdaq Capital Market has been approved.  The Company’s securities will be transferred from The Nasdaq Global Market to The Nasdaq Capital Market at the opening of business on October 31, 2013. The Company’s common stock will continue to trade under the symbol “BSPM”.  The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market. All companies whose securities are listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.

As previously announced, on May 1, 2013 the Company received a notification letter from the Nasdaq Listing Qualifications advising the Company had until October 28, 2013 to regain compliance with the minimum bid price $1.00 per share requirement.  The Company applied to transfer the listing of its common stock from the Nasdaq Global Market to The Nasdaq Capital Market.

In connection with the transfer of the listing of the Company’s common stock to the Nasdaq Capital Market, the Company is granted an additional 180 days, or until April 28, 2014 (the "Compliance Date"), to regain compliance with the minimum bid price requirement.  The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the Nasdaq requirements, the Company’s Board of Directors may consider other options that may be available to achieve compliance. If at any time before the Compliance Date, the closing bid price of the Company’s common stock is at least $1.00 per share for at least ten consecutive business days, the Company will regain compliance with the price requirement. If the Company cannot demonstrate compliance by the Compliance Date or it does not comply with the terms of the extension granted by Nasdaq, the Company’s common stock may then be subject to delisting.

 Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits.

              (d)  Exhibits.

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:           November 1, 2013